Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Biodel Inc.
Danbury, Connecticut
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Form S-8 of our reports dated December 14, 2009, relating to the financial statements and the effectiveness of Biodel Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.
/s/ BDO USA, LLP
BDO USA, LLP
New York, New York
August 16, 2010